Exhibit 99.1

TREE.COM REPORTS RECORD THIRD QUARTER 2013 FINANCIAL RESULTS

•	Revenue of $37.3 million; 60% above third quarter 2012

•	Record Variable Marketing Margin of $15.1 million; 29% over third quarter 2012

•	Net Income from Continuing Operations of $0.3 million

•	Record Adjusted EBITDA of $5.4 million; 38% over third quarter 2012

•	Results exceeded quarterly guidance on all metrics

•	Raising 2013 outlook and introducing 2014 guidance

CHARLOTTE, NC - November 7, 2013 - Tree.com, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation’s leading online source for competitive home loan offers, today announced results for the quarter ended September 30, 2013.
“We've delivered another great quarter of financial and operating results, with new records in both Variable Marketing Margin and Adjusted EBITDA," said Doug Lebda, Chairman & CEO of Tree.com. "Despite a significant drop in mortgage originations in the market overall, revenue from our mortgage products held steady and we gained considerable market share in our core business. And our diversification strategy is paying off well, as revenue in our non-mortgage products grew 22% sequentially from the second quarter."
Chief Financial Officer Alex Mandel added, “Our third quarter results are evidence that our foresight, preparation and execution are paying off. We exceeded our previous financial guidance on all metrics. In updating our full-year 2013 outlook, we now anticipate exceeding the top end of our previous range for revenue. And we are affirming the higher ends of our previous guidance ranges for Variable Marketing Margin and Adjusted EBITDA. We are also introducing guidance for full year 2014 that reflects continued growth in all three of these measures.”
Third Quarter 2013 Business Highlights

•
Diverging from overall market trends, revenue from mortgage products was up 73% in the third quarter from the same period last year, while total mortgage market originations fell by 27% during this time.

•	The company's purchase mortgage strategy continued to produce impressive results in the third quarter, with revenue from purchase mortgage products up 250% from the same period in 2012.

•	With four consecutive quarters of growth, the number of mortgage lenders on the LendingTree network has increased by 96% over the third quarter 2012.

Tree.com Financial Metrics
$s in millions

			Q/Q		Y/Y
	Q3 2013	Q2 2013	% Change	Q3 2012	% Change
Revenue by Product
Mortgage Products (1)	$32.6	$32.9	(1)%	$18.9	73%
Non-Mortgage Products (2)	4.7	3.9	22%	4.2	13%
Corporate	—	0.6	(100)%	0.3	(100)%
Total Revenue	$37.3	$37.4	(0)%	$23.3	60%
Non-Mortgage %	13%	10%		18%

Selling and Marketing Expense
Exchanges Marketing Expense (3)	$22.3	$23.7	(6)%	$11.6	93%
Other Marketing	2.6	2.7	(4)%	1.8	42%
Selling and Marketing Expense	$24.8	$26.4	(6)%	$13.4	86%

Variable Marketing Margin (4)	$15.1	$13.7	10%	$11.7	29%
Variable Marketing Margin % of Revenue	40%	37%		50%

Net Income/(Loss) from Continuing Operations	$0.3	$(2.0)	NM	$0.3	17%

Adjusted EBITDA (5)	$5.4	$3.4	60%	$3.9	38%
Adjusted EBITDA % of Revenue (5)	14%	9%		17%

(1)	Includes the purchase mortgage and refinance mortgage products within the company's Mortgage reporting segment.
(2)	Includes the home equity, reverse mortgage and rate table products included within the company's Mortgage reporting segment and all products within the Non-mortgage reporting segment.
(3)
Defined as the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses, which excludes overhead, fixed costs and personnel-related expenses.

(4)	Defined as revenue minus Exchanges marketing expense and is considered an operating metric.
(5)
Adjusted EBITDA and adjusted EBITDA % of revenue are non-GAAP measures. Please see "Tree.com's Reconciliation of Non-GAAP Measures to GAAP" and "Tree.com's Principles of Financial Reporting" below for more information.

Third Quarter 2013 Financial and Operating Highlights

•	Third quarter 2013 revenue of $37.3 million exceeded prior guidance and represents an increase of $14.0 million, or 60%, over revenue in the third quarter 2012.

•	Variable marketing margin of $15.1 million in the third quarter 2013 was the highest level achieved since we began reporting this operating metric.

•
Adjusted EBITDA of $5.4 million also represents a record result and exceeds the high end of our guidance range of $4.0 - $5.0 million. This represents increases of $2.0 million, or 60%, over the second quarter 2013 and $1.5 million, or 38%, over the third quarter 2012.

•
Working capital was $71.7 million at September 30, 2013. Working capital is calculated as current assets (including unrestricted and restricted cash) minus current liabilities (including loan loss reserves).

•	During the third quarter 2013, the company repurchased approximately $1.8 million of its common stock.

Business Outlook - 2013
Tree.com is providing revenue, variable marketing margin and Adjusted EBITDA guidance for full year 2013 and 2014 as follows:

For 2013:

•
Tree.com expects to exceed its previous revenue guidance. Full year 2013 revenue is now anticipated to be in the range of $135 - $138 million. This implies fourth quarter revenue in the range of $32.2 - $35.2 million.

•	Variable Marketing Margin for full year 2013 is anticipated to be in the range of $54 - $56 million, implying fourth quarter VMM in the range of $11.8 - $13.8 million.

•	Adjusted EBITDA for full year 2013 is anticipated to be in the range of $16 - $17 million, implying fourth quarter Adjusted EBITDA in the range of $3.2 - $4.2 million.

For 2014:

•	Revenue is anticipated to grow by 10% - 15% over 2013.

•	Variable Marketing Margin is anticipated to be in the range of $62 - $66 million, representing growth of approximately 13% - 20% over the mid-point of 2013 guidance.

•	Adjusted EBITDA is anticipated to be in the range of $20 - $21 million, representing growth of 21% - 27% over the mid-point of 2013 guidance.

Quarterly Conference Call
A conference call to discuss Tree’s third quarter 2013 financial results will be webcast live today at 11:00 AM Eastern Time (ET). The live audiocast is open to the public and available on Tree’s investor relations website at http://investor-relations.tree.com/. For those without access to the Internet, the call may be accessed toll-free via phone at (877) 606-1416. Callers outside the United States may dial (707) 287-9313. Following completion of the call, a recorded replay of the webcast will be available on Tree’s investor relations website until 11:59 PM ET on Saturday November 16, 2013. To listen to the telephone replay, call toll-free (855) 859-2056 with passcode #92480337. Callers outside the United States may dial (404) 537-3406 with passcode #92480337.

TREE.COM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(In thousands, except per share amounts)
Revenue	$37,343	$23,296	$102,829	$53,501
Costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	1,733	1,231	5,039	2,830
Selling and marketing expense	24,832	13,376	68,473	34,997
General and administrative expense	5,610	5,532	17,817	16,166
Product development	1,217	853	3,914	2,383
Depreciation	891	934	2,648	3,204
Amortization of intangibles	33	101	119	314
Restructuring and severance	(70)	(48)	76	(109)
Litigation settlements and contingencies	2,875	510	6,812	948
Total costs and expenses	37,121	22,489	104,898	60,733
Operating income (loss)	222	807	(2,069)	(7,232)
Other income (expense):
Interest expense	(4)	(349)	(18)	(606)
Income (loss) before income taxes	218	458	(2,087)	(7,838)
Income tax benefit (provision)	98	(188)	97	3,086
Net income (loss) from continuing operations	316	270	(1,990)	(4,752)
Discontinued operations:
Gain from sale of discontinued operations, net of tax	—	—	10,101	24,313
Income (loss) from operations of discontinued operations, net of tax	(529)	4,112	(3,962)	24,745
Income (loss) from discontinued operations	(529)	4,112	6,139	49,058
Net income (loss)	$(213)	$4,382	$4,149	$44,306

Weighted average basic shares outstanding	11,017	10,771	11,039	10,670
Weighted average diluted shares outstanding	11,720	11,385	11,039	10,670
Net income (loss) per share from continuing operations:
Basic	$0.03	$0.03	$(0.18)	$(0.45)
Diluted	$0.03	$0.02	$(0.18)	$(0.45)
Net income (loss) per share from discontinued operations:
Basic	$(0.05)	$0.38	$0.56	$4.60
Diluted	$(0.05)	$0.36	$0.56	$4.60
Net income (loss) per share:
Basic	$(0.02)	$0.41	$0.38	$4.15
Diluted	$(0.02)	$0.38	$0.38	$4.15

TREE.COM, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share amounts)

	September 30, 2013	December 31, 2012
	(Unaudited)
ASSETS:
Cash and cash equivalents	$87,752	$80,190
Restricted cash and cash equivalents	26,018	29,414
Accounts receivable, net of allowance of $485 and $503, respectively	15,446	11,488
Prepaid and other current assets	2,043	773
Current assets of discontinued operations	31	407
Total current assets	131,290	122,272
Property and equipment, net	5,537	6,155
Goodwill	3,632	3,632
Intangible assets, net	10,712	10,831
Other non-current assets	110	152
Non-current assets of discontinued operations	129	129
Total assets	$151,410	$143,171
LIABILITIES:
Accounts payable, trade	$3,034	$2,741
Deferred revenue	8	648
Accrued expenses and other current liabilities	24,562	19,960
Current liabilities of discontinued operations	31,946	31,017
Total current liabilities	59,550	54,366
Other non-current liabilities	481	936
Deferred income taxes	4,595	4,694
Non-current liabilities of discontinued operations	151	253
Total liabilities	64,777	60,249
Commitments and contingencies
SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; authorized 5,000,000 shares; none issued or outstanding	—	—
Common stock $.01 par value; authorized 50,000,000 shares; issued 12,505,331 and 12,195,209 shares, respectively, and outstanding 11,136,399 and 11,006,730 shares, respectively	125	122
Additional paid-in capital	906,572	903,692
Accumulated deficit	(807,331)	(811,480)
Treasury stock 1,368,932 and 1,188,479 shares, respectively	(12,733)	(9,412)
Total shareholders' equity	86,633	82,922
Total liabilities and shareholders' equity	$151,410	$143,171

TREE.COM'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Below is a reconciliation of Adjusted EBITDA to net income (loss) for continuing operations. See "Tree.com's Principles of Financial Reporting" for further discussion of the Company's use of these Non-GAAP measures.

	Three Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012
	(In thousands)
Adjusted EBITDA	$5,364	$3,359	$3,897
Adjustments to reconcile to net income (loss) from continuing operations:
Amortization of intangibles	(33)	(43)	(101)
Depreciation	(891)	(872)	(934)
Restructuring and severance	70	(148)	48
Loss on disposal of assets	(1)	—	(284)
Non-cash compensation	(1,412)	(1,432)	(1,309)
Litigation settlements and contingencies	(2,875)	(2,909)	(510)
Other expense, net	(4)	(7)	(349)
Income tax benefit (provision)	98	19	(188)
Net income (loss) from continuing operations	$316	$(2,033)	$270

TREE.COM’S PRINCIPLES OF FINANCIAL REPORTING

Tree.com reports Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), and adjusted for certain items discussed below ("Adjusted EBITDA") and Adjusted EBITDA % of revenue as supplemental measures to GAAP. These measures are primary metrics by which Tree.com evaluates the performance of its businesses, on which its marketing expenditures are based and, in the case of Adjusted EBITDA, by which management and many employees are compensated. Tree.com believes that investors should have access to the same set of tools that it uses in analyzing its results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Tree.com provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above. Tree.com is not able to provide a reconciliation of projected Adjusted EBITDA to expected reported results due to the unknown effect, timing and potential significance of the effects of the wind-down of discontinued operations and tax considerations.

Definition of Tree.com's Non-GAAP Measures
EBITDA is defined as operating income or loss (which excludes interest expense and taxes) excluding amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash intangible asset impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements and contingencies, (6) adjustments for significant acquisitions or dispositions, and (7) one-time items. Adjusted EBITDA has certain limitations in that it does not take into account the impact to Tree.com’s statement of operations of certain expenses, including depreciation, non-cash compensation and acquisition-related accounting. Tree.com endeavors to compensate for the limitations of the non-GAAP measures presented by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures.

Exchanges marketing expense is defined as the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses. This metric excludes overhead, fixed costs and personnel-related expenses.

One-Time Items
Adjusted EBITDA is adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items.

Non-Cash Expenses That Are Excluded From Tree.com's Adjusted EBITDA
Non-cash compensation expense consists principally of expense associated with the grants of restricted stock units, stock options and restricted stock. These expenses are not paid in cash and Tree.com will include the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, vesting of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with Tree.com remitting the required tax withholding amounts from its current funds.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
The matters contained in the discussion above may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of Tree.com and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain customers in a cost-effective manner; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under "Risk Factors" in our Annual Report on Form 10-K for the period ended December 31, 2012 and our Quarterly Report on Form 10-Q for the period ended June 30, 2013, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About Tree.com, Inc.

Tree.com, Inc. (NASDAQ: TREE) is the parent of several brands and businesses that provide information, tools, advice, products and services for critical transactions in consumers’ lives.  Our family of brands includes: LendingTree®, GetSmart®, DegreeTree®, LendingTreeAutos, DoneRight!®, ServiceTreeSM and InsuranceTree®. Together, these brands serve as an ally for consumers who are looking to comparison shop for loans, education, auto, home services and other services from multiple businesses and professionals who will compete for their business.
Tree.com, Inc. is headquartered in Charlotte, NC and maintains operations solely in the United States. For more information, please visit www.tree.com.
Contacts:
Investor Relations
877-640-4856
tree.com-investor.relations@tree.com